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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

               NAME                    JURISDICTION OF ORGANIZATION
----------------------------------     ----------------------------
F5 Networks Australia Pty. Limited     Australia
F5 Networks SARL                       France
F5 Networks GmbH                       Germany
F5 Networks Hong Kong Limited          Hong Kong
F5 Networks Japan K.K.                 Japan
F5 Networks Korea Ltd.                 Korea
F5 Networks Singapore Pte Ltd          Singapore
F5 Networks Limited                    United Kingdom
F5 RO, Inc.                            Washington, U.S.A.
MagniFire Websystems, Inc.             Delaware, U.S.A.